UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2011
ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 283-6500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition and
Item 7.01. Regulation FD Disclosure.
On February 3, 2011, Abercrombie & Fitch Co. (the “Registrant”) issued a press release reporting net sales and comparable store sales for the four-week period (fiscal month) ended January 29, 2011, for the fiscal quarter ended January 29, 2011 and for the fiscal year ended January 29, 2011. A copy of the February 3, 2011 press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In the press release issued on February 3, 2011, the Registrant noted that it expects to record an impairment charge for the fourth quarter of fiscal 2010 as a result of its fiscal year-end review of long-lived store-related assets. The charge will include a substantial portion of the approximately $58 million net book value associated with Gilly Hicks stores, as well as certain other store-related assets. The Gilly Hicks charge relates to the stores constructed using the original large format store of around 10,000 gross square feet. The Company expects that future stores will be constructed using the new smaller format of approximately 5,000 gross square feet. The impairment charge does not affect the Company’s operating plans for Gilly Hicks.
In the press release issued on February 3, 2011, the Registrant noted that it expects to record exit charges associated with the closure of 56 domestic stores during the quarter. These closures are in addition to the 8 permanent closures that occurred in prior quarters during the fiscal year. Fourth quarter net pre-tax charges associated with these closures are expected to be approximately $4 million, primarily related to lease obligations.
In connection with the February 3, 2011 press release, the Registrant made available by telephone a pre-recorded message addressing the Registrant’s net sales and comparable store sales for the four-week period (fiscal month) ended January 29, 2011, for the fiscal quarter ended January 29, 2011 and for the fiscal year ended January 29, 2011. To listen to this pre-recorded sales message, dial (800) 395-0662, or internationally, dial (402) 220-1262. A copy of the pre-recorded sales message transcript is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) through (c) Not applicable.
(d) Exhibits:
The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued by Abercrombie & Fitch Co. on February 3, 2011

99.2
Transcript of pre-recorded message of Abercrombie & Fitch Co. addressing net sales and comparable store sales for four-week period (fiscal month) ended January 29, 2011, for the fiscal quarter ended January 29, 2011 and for the fiscal year ended January 29, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: February 3, 2011	By:	/s/ Jonathan E. Ramsden
Jonathan E. Ramsden
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated February 3, 2011
Abercrombie & Fitch Co.

Exhibit No.	Description

99.1	Press release issued by Abercrombie & Fitch Co. on February 3, 2011

99.2
Transcript of pre-recorded message of Abercrombie & Fitch Co. addressing net sales and comparable store sales for four-week period (fiscal month) ended January 29, 2011, for the fiscal quarter ended January 29, 2011 and for the fiscal year ended January 29, 2011.